EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Second Quarter 2021 Results
Second Quarter Net Loss of $(0.55) Per Common Share
Second Quarter Normalized FFO of $0.16 Per Common Share
Second Quarter Adjusted EBITDAre of $118.6 million

Newton, MA (August 5, 2021). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended June 30, 2021.
John Murray, President and Chief Executive Officer of SVC, made the following statement:
“The second quarter marked a period of solid recovery for SVC’s hotel portfolio. Despite the continued headwinds from the COVID-19 pandemic, and after the disruption of the past two quarters as a result of converting 200 hotels to Sonesta brands and management, we have seen steady monthly improvement in hotel performance. SVC’s hotel EBITDA turned positive in April and for the quarter, portfolio-wide occupancy was 61.4% in June and RevPAR for comparable hotels increased sequentially 35% from April to June. With strong leisure demand and business travel expected to improve, we expect to see occupancy and hotel EBITDA continue to further improve through the second half of this year.

Rent collections from our net lease retail tenants also improved to 98.0% for the second quarter, up from 93.1% in the first quarter and a low of 80.5% in April 2020. Our net lease tenants’ businesses have largely stabilized and our largest net lease tenant, TravelCenters of America, continues to benefit from healthy trucking activity.

With over $900 million of cash on our balance sheet, no debt maturities until the third quarter of 2022, and positive cash flow from our hotel portfolio before capital expenditures, we believe we have ample liquidity and financial flexibility as lodging trends continue to rebound.”
Results for the Quarter Ended June 30, 2021:

	Three Months Ended June 30,
	2021	2020
	($ in thousands, except per share data)
Net loss	$(91,110)	$(37,349)
Net loss per common share	$(0.55)	$(0.23)
Normalized FFO (1)	$25,840	$78,158
Normalized FFO per common share (1)	$0.16	$0.48
Adjusted EBITDAre (1)	$118,577	$152,166
(1)Additional information and reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended June 30, 2021 and 2020 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•Net loss: Net loss for the quarter ended June 30, 2021 was $91.1 million, or $0.55 per diluted common share, compared to a net loss of $37.3 million, or $0.23 per diluted common share, for the quarter ended June 30, 2020. Net loss for the quarter ended June 30, 2021 includes a $10.8 million, or $0.07 per diluted common share, gain on sale of real estate, $6.2 million, or $0.04 per diluted common share, of transaction related costs and $2.5 million, or $0.02 per diluted common share, of net unrealized gains on equity securities. Net loss for the quarter ended June 30, 2020 includes a $46.7 million, or $0.28 per diluted common share, gain on insurance settlement, net of tax, a $28.5 million, or $0.17 per diluted common share, loss on asset impairment, a $7.0 million, or $0.04 per diluted common share, loss on extinguishment of debt, $3.8 million, or $0.02 per diluted common share, of net unrealized gains on equity securities and a $2.9 million, or $0.02 per diluted common share, loss on sale of real estate. The weighted average number of diluted common shares outstanding was 164.5 million and 164.4 million for the quarters ended June 30, 2021 and 2020, respectively.
•Normalized FFO: Normalized FFO for the quarter ended June 30, 2021 were $25.8 million, or $0.16 per diluted common share, compared to Normalized FFO of $78.2 million, or $0.48 per diluted common share, for the quarter ended June 30, 2020.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended June 30, 2021 compared to the same period in 2020 decreased 22.1% to $118.6 million.

Hotel Portfolio:
As of June 30, 2021, all of SVC’s 304 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (261 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (nine hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel).

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	283	283	—		282	282	—
No. of rooms or suites	42,414	42,414	—		42,292	42,292	—
Occupancy	57.9%	30.6%	27.3	pts	49.6%	44.2%	5.4	pts
ADR	$92.59	$84.61	9.4%		$89.13	$106.21	(16.1)%
Hotel RevPAR	$53.61	$25.89	107.1%		$44.21	$46.94	(5.8)%
Hotel operating revenues (1)	$222,520	$106,052	109.8%		$363,589	$407,707	(10.8)%
Hotel operating expenses (1)	$198,875	$134,721	47.6%		$374,324	$400,923	(6.6)%
Hotel EBITDA (1)	$23,645	$(28,669)	n/m		$(10,735)	$6,784	n/m
Hotel EBITDA margin	10.6%	(27.0)%	n/m		(3.0)%	1.7%	n/m

All Hotels
No. of hotels	304	304	—		304	304	—
No. of rooms or suites	48,439	48,439	—		48,439	48,439	—
Occupancy	56.6%	27.6%	29.0	pts	48.3%	42.2%	6.1	pts
ADR	$100.72	$85.52	17.8%		$95.54	$112.43	(15.0)%
Hotel RevPAR	$57.01	$23.60	141.5%		$46.15	$47.45	(2.7)%
Hotel operating revenues (1)	$280,135	$121,594	130.4%		$449,088	$510,276	(12.0)%
Hotel operating expenses (1)	$250,245	$170,136	47.1%		$457,374	$528,207	(13.4)%
Hotel EBITDA (1)	$29,890	$(48,542)	n/m		$(8,286)	$(17,931)	n/m
Hotel EBITDA margin	10.7%	(39.9)%	n/m		(1.8)%	(3.5)%	n/m
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the quarters ended June 30, 2021 and 2020 appear later in this press release.
Recent operating statistics for SVC’s hotels are as follows:

	Comparable Hotels			All Hotels
	April 2021	May 2021	June 2021	April 2021	May 2021	June 2021
Occupancy	52.6%	57.1%	62.9%	52.0%	56.7%	61.4%
ADR	$87.41	$99.87	$98.69	$94.07	$99.77	$106.84
RevPAR	$45.98	$57.03	$62.08	$48.92	$56.57	$65.60
For SVC’s 304 hotels, occupancy, ADR and RevPAR was 62.5%, $117.49 and $73.42, respectively, for the month of July 2021.

Hotel Agreements and Brand Conversions:
As previously announced, on June 7, 2021, SVC and Hyatt amended their previous management agreement for 22 hotels owned by SVC. Under the amended agreement, Hyatt will continue to manage 17 of the hotels for a 10-year term effective April 1, 2021. The amended agreement sets the annual minimum return due to SVC at $12.0 million, and Hyatt has provided SVC with a new $30.0 million limited guarantee for 75% of the aggregate annual minimum returns beginning in 2023. Under the amended agreement, a management fee of 5% of gross room revenues payable to Hyatt will be an operating cost paid senior to SVC’s minimum return. Hyatt may also earn a 20% incentive management fee after payment of SVC’s annual minimum return and reimbursement of certain advances, if any. SVC has also agreed to fund approximately $50.0 million of renovations that are expected to be completed by the end of 2022. SVC transitioned the branding and management of the remaining five hotels to Sonesta in June 2021. SVC entered management agreements with Sonesta to manage these five hotels on terms substantially consistent with SVC’s Sonesta management agreements for the hotels it transitioned the branding of and management to Sonesta in the fourth quarter of 2020 and first quarter of 2021.

During the quarter ended June 30, 2021, the limited guarantee provided by Radisson supporting SVC’s minimum returns was exhausted. SVC and Radisson are currently in discussions regarding possible changes to SVC’s existing management agreement with Radisson for nine hotels that may result in some or all of the hotels remaining Radisson managed. However, if such discussions do not result in a mutually acceptable agreement for Radisson to continue to manage some or all of these hotels, SVC expects to transition management of those hotels to Sonesta.

Net Lease Retail Portfolio:

As of June 30, 2021
Number of properties	796
Industries	21
Tenants	171
Brands	130
Square feet	13.4 million
Occupancy	98.5%
Weighted average lease term (by annual minimum rent)	10.5 years
Rent Coverage	2.29x
During the quarter ended June 30, 2021, SVC collected 98.0% of rents from its net lease tenants. SVC recorded reserves for uncollectible revenues of $1.2 million for certain of its net lease tenants during the quarter ended June 30, 2021.
Recent Investment Activities:
During the quarter ended June 30, 2021, SVC sold six hotels with an aggregate of 576 rooms for an aggregate sales price of $32.0 million, excluding closing costs, and two net lease properties with an aggregate of 35,244 rentable square feet for an aggregate sales price of $1.7 million, excluding closing costs.
SVC is currently marketing for sale 69 Sonesta branded hotels (46 extended stay hotels with 5,404 keys, 19 select service hotels with 2,461 keys and four full service hotels with 1,098 keys) located in 27 states with an aggregate net carrying value of $627.3 million as of June 30, 2021. SVC expects these sales to be completed by the end of the first quarter of 2022.

SVC has also entered agreements to sell four net lease properties with an aggregate of 20,712 square feet in four states for an aggregate sales price of $2.2 million, excluding closing costs. SVC expects these sales to be completed by the end of the third quarter of 2021.
Capital expenditures made at certain of SVC’s properties for the quarter ended June 30, 2021 were $24.4 million.
Liquidity and Financing Activities:
As of June 30, 2021, SVC had $915.3 million of cash and cash equivalents.
On July 15, 2021, SVC announced a $0.01 per common share distribution to be paid to its shareholders of record as of July 26, 2021 and distributed on or about August 19, 2021.
Conference Call:
On August 6, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Brian Donley, Chief Financial Officer, and Todd Hargreaves, Chief Investment Officer, will host a conference call to discuss SVC’s second quarter 2021 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, August 13, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157603.

A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s second quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Second Quarter 2021 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada. SVC is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, Massachusetts.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods.
Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s condensed consolidated statements of income (loss) in accordance with GAAP.
Hotel EBITDA Margin: Hotel EBITDA Margin is the percentage of Hotel EBITDA to hotel operating revenues.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it and were open and operating for the entire periods being compared. For the three months ended June 30, 2021 and 2020, SVC‘s comparable results excluded 21 hotels that had suspended operations during part of the periods presented. For the six months ended June 30, 2021 and 2020, SVC‘s comparable results excluded 22 hotels that had suspended operations during part of the periods presented.

Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the second quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on its tenants’ operations. SVC believes using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, SVC believes using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants.

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$2,036,297	$2,030,440
Buildings, improvements and equipment	9,111,774	9,131,832
Total real estate properties, gross	11,148,071	11,162,272
Accumulated depreciation	(3,429,648)	(3,280,110)
Total real estate properties, net	7,718,423	7,882,162
Acquired real estate leases and other intangibles, net	302,358	325,845
Assets held for sale	4,259	13,543
Cash and cash equivalents	915,330	73,332
Restricted cash	1,295	18,124
Due from related persons	49,636	55,530
Other assets, net	424,434	318,783
Total assets	$9,415,735	$8,687,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$1,000,000	$78,424
Senior unsecured notes, net	6,136,554	6,130,166
Accounts payable and other liabilities	441,276	345,373
Due to related persons	23,254	30,566
Total liabilities	7,601,084	6,584,529

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,857,754 and 164,823,833 shares issued and outstanding, respectively	1,649	1,648
Additional paid in capital	4,551,641	4,550,385
Cumulative other comprehensive loss	(760)	(760)
Cumulative net income available for common shareholders	2,894,163	3,180,263
Cumulative common distributions	(5,632,042)	(5,628,746)
Total shareholders’ equity	1,814,651	2,102,790
Total liabilities and shareholders’ equity	$9,415,735	$8,687,319

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Hotel operating revenues (1)	$280,135	$117,356	$449,088	$500,859
Rental income (2)	95,801	97,584	188,018	197,857
Total revenues	375,936	214,940	637,106	698,716

Expenses:
Hotel operating expenses (1)(3)	243,183	46,957	438,536	318,105
Other operating expenses	3,904	3,565	7,321	7,324
Depreciation and amortization	121,677	127,427	246,045	255,353
General and administrative	13,952	11,302	26,609	25,326
Transaction related costs (4)	6,151	—	25,785	—
Loss on asset impairment (5)	899	28,514	2,110	45,254
Total expenses	389,766	217,765	746,406	651,362

Gain (loss) on sale of real estate, net (6)	10,849	(2,853)	10,840	(9,764)
Unrealized gain (loss) on equity securities, net (7)	2,500	3,848	(3,981)	(1,197)
Gain on insurance settlement (8)	—	62,386	—	62,386
Interest income	225	15	282	277
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,891, $3,486, $9,247 and $6,774, respectively)	(91,378)	(72,072)	(180,769)	(143,147)
Loss on early extinguishment of debt (9)	—	(6,970)	—	(6,970)
Loss before income taxes and equity in earnings (losses) of an investee	(91,634)	(18,471)	(282,928)	(51,061)
Income tax expense (8)	(211)	(16,660)	(1,064)	(17,002)
Equity in earnings (losses) of an investee (10)	735	(2,218)	(2,108)	(2,936)
Net loss	$(91,110)	$(37,349)	$(286,100)	$(70,999)

Weighted average common shares outstanding (basic and diluted)	164,506	164,382	164,502	164,376

Net loss per common share (basic and diluted)	$(0.55)	$(0.23)	$(1.74)	$(0.43)
See Notes on page 14.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of FFO and Normalized FFO: (11)
Net loss	$(91,110)	$(37,349)	$(286,100)	$(70,999)
Add (Less): Depreciation and amortization	121,677	127,427	246,045	255,353
Loss on asset impairment (5)	899	28,514	2,110	45,254
(Gain) loss on sale of real estate, net (6)	(10,849)	2,853	(10,840)	9,764
Unrealized (gain) loss on equity securities, net (7)	(2,500)	(3,848)	3,981	1,197
Adjustments to reflect SVC’s share of FFO attributable to an investee (10)	1,034	327	1,499	439
FFO	19,151	117,924	(43,305)	241,008
Add (Less):
Transaction related costs (4)	6,151	—	25,785	—
Gain on insurance settlement, net of tax (8)	—	(46,736)	—	(46,736)
Loss on early extinguishment of debt (9)	—	6,970	—	6,970
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (10)	538	—	1,363	—
Normalized FFO	$25,840	$78,158	$(16,157)	$201,242

Weighted average common shares outstanding (basic and diluted)	164,506	164,382	164,502	164,376

Basic and diluted per common share amounts:
Net loss per share	$(0.55)	$(0.23)	$(1.74)	$(0.43)
FFO	$0.12	$0.72	$(0.26)	$1.47
Normalized FFO	$0.16	$0.48	$(0.10)	$1.22
Distributions declared per share	$0.01	$0.01	$0.02	$0.55

See Notes on page 14.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre:(12)
Net loss	$(91,110)	$(37,349)	$(286,100)	$(70,999)
Add (Less): Interest expense	91,378	72,072	180,769	143,147
Income tax expense (8)	211	16,660	1,064	17,002
Depreciation and amortization	121,677	127,427	246,045	255,353
EBITDA	122,156	178,810	141,778	344,503
Add (Less): Loss on asset impairment (5)	899	28,514	2,110	45,254
(Gain) loss on sale of real estate, net (6)	(10,849)	2,853	(10,840)	9,764
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (10)	1,116	—	1,659	—
EBITDAre	113,322	210,177	134,707	399,521
Add (Less): Transaction related costs (4)	6,151	—	25,785	—
Unrealized (gain) loss on equity securities, net (7)	(2,500)	(3,848)	3,981	1,197
Gain on insurance settlement (8)	—	(62,386)	—	(62,386)
Loss on early extinguishment of debt (9)	—	6,970	—	6,970
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (10)	538	421	1,363	579
General and administrative expense paid in common shares (13)	1,066	832	1,445	1,422
Adjusted EBITDAre	$118,577	$152,166	$167,281	$347,303

See Notes on page 14.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Number of hotels	283	283	282	282
Room revenues	$206,667	$99,874	$338,445	$361,153
Food and beverage revenues	9,092	1,962	13,575	32,142
Other revenues	6,761	4,216	11,569	14,412
Hotel operating revenues - comparable hotels	222,520	106,052	363,589	407,707
Rooms expenses	67,737	38,405	115,932	122,441
Food and beverage expenses	7,670	4,544	12,657	30,432
Other direct and indirect expenses	88,949	67,327	181,736	187,827
Management fees	8,982	894	13,510	2,536
Real estate taxes, insurance and other	24,402	23,548	48,762	48,105
FF&E reserves (14)	1,135	3	1,727	9,582
Hotel operating expenses - comparable hotels	198,875	134,721	374,324	400,923

Hotel EBITDA - comparable hotels	$23,645	$(28,669)	$(10,735)	$6,784
Hotel EBITDA Margin	10.6%	(27.0)%	(3.0)%	1.7%

Hotel operating revenues (GAAP) (1)	$280,135	$117,356	$449,088	$500,859
Hotel operating revenues from leased hotels	—	4,238	—	9,417
Hotel operating revenues from non-comparable hotels	(57,615)	(15,542)	(85,499)	(102,569)
Hotel operating revenues - comparable hotels	$222,520	$106,052	$363,589	$407,707

Hotel operating expenses (GAAP) (1)	$243,183	$46,957	$438,537	$318,105
Add (Less):
Hotel operating expenses from non-comparable hotels	(51,370)	(35,415)	(83,050)	(127,284)
Reduction for security deposit and guaranty fundings, net (3)	5,306	121,155	15,696	191,661
Hotel operating expenses of leased hotels	—	1,403	—	6,671
FF&E reserves from managed hotel operations (14)	1,135	—	1,899	10,942
Other (15)	621	621	1,242	828
Hotel operating expenses - comparable hotels	$198,875	$134,721	$374,324	$400,923

See Notes on page 14.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Room revenues	$248,618	$109,516	$401,346	$432,184
Food and beverage revenues	18,933	2,411	27,105	52,133
Other revenues	12,584	9,667	20,637	25,959
Hotel operating revenues	280,135	121,594	449,088	510,276
Rooms expenses	80,910	44,267	137,488	151,333
Food and beverage expenses	15,659	8,325	24,701	54,370
Other direct and indirect expenses	107,533	80,827	207,299	227,498
Management fees	10,661	969	15,899	3,833
Real estate taxes, insurance and other	34,347	36,263	70,088	80,551
FF&E reserves (14)	1,135	(515)	1,899	10,622
Hotel operating expenses	250,245	170,136	457,374	528,207

Hotel EBITDA	$29,890	$(48,542)	$(8,286)	$(17,931)
Hotel EBITDA Margin	10.7%	(39.9)%	(1.8)%	(3.5)%

Hotel operating revenues (GAAP) (1)	$280,135	$117,356	$449,088	$500,859
Add: hotel revenues of leased hotels (1)	—	4,238	—	9,417
Hotel operating revenues	$280,135	$121,594	$449,088	$510,276

Hotel operating expenses (GAAP) (1)	$243,183	$46,957	$438,537	$318,105
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	5,306	121,155	15,696	191,661
Hotel operating expenses of leased hotels	—	1,403	—	6,671
FF&E reserves from managed hotels operations (14)	1,135	—	1,899	10,942
Other (15)	621	621	1,242	828
Hotel operating expenses	$250,245	$170,136	$457,374	$528,207

See Notes on page 14.

(1)As of June 30, 2021, SVC owned 304 hotels. SVC’s condensed consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from leased hotels.
(2)SVC reduced rental income by $299 and increased rental income by $875 for the three months ended June 30, 2021 and 2020, respectively, and reduced rental income by $2,181 and $2,669 for the six months ended June 30, 2021 and 2020, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TA and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of minimum returns under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings (including security deposit applications) in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $5,306 and $121,155 for the three months ended June 30, 2021 and 2020, respectively, and $15,696 and $191,661 for the six months ended June 30, 2021 and 2020, respectively.
(4)Transaction related costs for the three months ended June 30, 2021 includes $3,700 of working capital SVC previously funded under its agreement with Hyatt as a result of the amount no longer expected to be recoverable, $1,110 of legal costs related to SVC’s arbitration claim against Marriott and $1,341 of hotel manager transition costs. Transaction related costs for the three months ended March 31, 2021 includes $19,634 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period.
(5)SVC recorded a $899 loss on asset impairment during the three months ended June 30, 2021 to reduce the carrying value of three net lease properties to their estimated fair value less costs to sell and a $28,514 loss on asset impairment during the three months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and four net lease properties to their estimated fair value less costs to sell. SVC recorded a $2,110 loss on asset impairment during the six months ended June 30, 2021 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell and a $45,254 loss on asset impairment during the six months ended June 30, 2020 to reduce the carrying value of 17 hotel properties and six net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $10,849 net gain on sale of real estate during the three months ended June 30, 2021 in connection with the sale of six hotels and two net lease properties. SVC recorded a $2,853 net loss on sale of real estate during the three months ended June 30, 2020 in connection with the sale of four net lease properties. SVC recorded a $10,840 net gain on sale of real estate during the six months ended June 30, 2021 in connection with the sale of six hotels and three net lease properties and recorded a net loss on sale of real estate of $9,764 during the six months ended June 30, 2020 in connection with the sale of ten net lease properties.
(7)Unrealized gain (loss) on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in TA common shares to their fair value.
(8)SVC recorded a $62,386 gain on insurance settlement during the three and six months ended June 30, 2020 for insurance proceeds received for its then leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, SVC was required to increase the building basis of this hotel for the amount of the insurance proceeds. SVC also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting during the three and six months ended June 30, 2020.
(9)During the three months ended June 30, 2020, SVC recorded a $6,970 loss on extinguishment of debt, net of unamortized discount and deferred financing costs, relating to its repurchase of certain of its senior notes.
(10)Represents SVC’s proportionate share from its equity investment in Sonesta.
(11)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance, and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(12)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(13)Amounts represent the equity compensation for SVC’s Trustees, officers and certain other employees of SVC’s manager.
(14)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(15)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended June 30, 2021 and, 2020, and $1,242 and $828 for the six months ended June 30, 2021 and, 2020, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Murray indicates that SVC’s hotel EBITDA turned positive in April and the quarter and SVC has seen steady monthly improvement in hotel performance; further Mr. Murray states that SVC expects occupancy and hotel EBITDA to continue to improve through the second half of 2021; however, SVC’s business is subject to various risks, including risks beyond its control, such as the impact of COVID-19 pandemic. As a result, hotel occupancy, hotel performance and hotel EBITDA may not improve at SVC’s hotels and may decline in the future;
•Mr. Murray indicates that the rent collections from SVC’s net lease tenants have improved and that these tenants have largely stabilized, which may imply that SVC may be able to maintain or increase its rent collections in the future; however, if any of SVC’s tenant’s businesses are negatively affected, including by the ongoing COVID-19 pandemic or a decline in economic activity, rent collections may decline;
•Mr. Murray states that TA continues to benefit from healthy trucking activity. However, if trucking activity slows or decreases in importance, TA’s business may be negatively impacted, which could adversely impact SVC and the value of its travel center properties;
•Mr. Murray states that SVC believes that it has ample liquidity and financial flexibility; however, if lodging and other economic trends relating to SVC and its operators’ and tenants do not continue to improve or decline, SVC’s current liquidity position may not be sufficient to meet its future obligations;
•Sonesta operates 261 of SVC’s 304 hotels as of June 30, 2021 which constituted approximately 52.8% of SVC’s historical real estate investments as of June 30, 2021. SVC is currently negotiating with Radisson regarding nine hotels. If such discussions do not result in a mutually acceptable agreement, SVC expects to transition management of some or all of these hotels to Sonesta. Transitioning hotels to another operator is disruptive to the hotels’ operations and requires significant capital investments. Sonesta is a privately held company with less resources and scale than other larger well known hotel companies. If Sonesta were to fail to provide quality services and amenities or to maintain a quality brand, SVC’s income from these properties may be adversely affected. There can be no assurance that Sonesta can operate the hotels as effectively or for returns at levels that could otherwise be achieved by other large well known hotel companies. Further, if SVC were required to replace Sonesta, SVC could experience significant disruptions in operations at the applicable properties, which could reduce its income and cash flows from, and the value of, those properties. SVC has no guarantee or security deposit under its Sonesta agreements. Accordingly, SVC may receive amounts from Sonesta that are less than the contractual minimum returns stated in its agreements with Sonesta or SVC may be requested to fund losses for its Sonesta hotels; and
•SVC is marketing for sale 69 hotels with a net book value as of June 30, 2021 of $627.3 million and expects to complete these sales by the end of the first quarter of 2022. SVC also expects to complete $2.2 million of net lease property sales by the end of the third quarter of 2021. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects and less than its net book value.

The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Kristin Brown, Director, Investor Relations
(617) 658-0776

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